UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 19, 2010

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On August 19, 2010, Colorado Satellite Broadcasting, Inc., a Colorado corporation (“CSB”) and wholly owned subsidiary of New Frontier Media, Inc., a Colorado corporation (the “Registrant”), entered into Amendment Five to Adult VOD License Agreement (the “Fifth Amendment”) with Comcast Cable Communications, LLC (“Comcast”), which Fifth Amendment the parties agreed would be deemed to be effective as of August 18, 2010.  The Fifth Amendment extends the term of the original agreement entered into by the parties on October 18, 2002, as previously amended.

On August 19, 2010, CSB also entered into Amendment Two to the Pleasure Service License Agreement (the “Service Amendment”) with Comcast, which Service Amendment the parties agreed would be deemed to be effective as of August 18, 2010.  The Service Amendment extends the term of the original agreement entered into by the parties on November 16, 2000, as previously amended, expands pricing and provides for the potential provision of additional services by CSB as the supplier of certain programming distributed by Comcast.

The Fifth Amendment and the Service Amendment (collectively, the “Amendments”), with confidential portions redacted, are filed herewith.  Investors are encouraged to read the Amendments in their entirety because they contain important terms.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On August 23, 2010, the stockholders of the Registrant approved the Registrant’s 2010 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to continue to further the growth and development of the Registrant by affording an opportunity for equity ownership or other bonus awards to selected employees and directors of the Registrant and its affiliates who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success.  The Registrant has reserved for issuance under the Plan 1,250,000 shares of common stock of the Registrant, par value $.0001, inclusive of any shares available for grant under any of the Registrant’s prior equity incentive plans. Persons eligible to participate in the Plan include all employees and directors of the Registrant. The Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, bonus stock, and other stock awards, or any combination thereof, to eligible individuals. The terms of the awards will be subject to the provisions in an award agreement, which will be consistent with the terms of the Plan. In no event may an award be granted pursuant to the Plan on or after June 29, 2020.

A more detailed description of the terms and conditions of the Plan is set forth in the Registrant’s Proxy Statement for the 2010 Annual Meeting of the Stockholders of the Registrant as filed with the Securities and Exchange Commission on July 16, 2010 (the “Proxy Statement”) under the caption “Proposal Two — Approval of the Company’s 2010 Equity Incentive Plan,” which description is incorporated herein by reference.  The full text of the Plan is attached as Appendix B to the Proxy Statement and incorporated herein by reference.

Item 5.07              Submission of Matters to a Vote of Security Holders.

On August 23, 2010, the Registrant held its 2010 annual meeting of shareholders, at which the following matters were voted upon and approved by the Registrant’s shareholders:  (1) the election of six members to the Board of Directors; (2) the approval of the New Frontier Media, Inc. 2010 Equity Incentive Plan; and (3) the ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2011.

The following is a summary of the voting results for each matter presented to the shareholders:

1.     Election of Directors:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Michael Weiner	10,792,347	176,611	5,221,966
Melissa Hubbard	10,800,344	168,614	5,221,966
Alan Isaacman	5,877,010	5,091,948	5,221,966
David Nicholas	10,629,478	339,480	5,221,966
Hiram J. Woo	10,610,044	358,914	5,221,966
Walter Timoshenko	10,617,134	351,824	5,221,966

2.     Approval of New Frontier Media, Inc. 2010 Equity Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,105,698	1,842,948	20,312	5,221,966

3.     Ratification of the Selection of Grant Thornton LLP:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
15,969,445	206,438	15,041	0

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1

New Frontier Media, Inc. 2010 Equity Incentive Plan (incorporated by reference to the Registrant’s definitive proxy statement filed with the SEC under cover of Schedule 14A on July 16, 2010 (File No. 000-23697))

99.2#	Amendment Five to Adult VOD License Agreement
99.3#	Amendment Two to the Pleasure Service License Agreement

# Denotes confidential treatment has been requested as to portions of exhibit.  Such portions have been redacted and filed separately with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2010	NEW FRONTIER MEDIA, INC.

	By:	/s/ Michael Weiner
	Name:	Michael Weiner
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1

New Frontier Media, Inc. 2010 Equity Incentive Plan (incorporated by reference to the Registrant’s definitive proxy statement filed with the SEC under cover of Schedule 14A on July 16, 2010 (File No. 000-23697))

99.2#	Amendment Five to Adult VOD License Agreement
99.3#	Amendment Two to the Pleasure Service License Agreement

# Denotes confidential treatment has been requested as to portions of exhibit.  Such portions have been redacted and filed separately with the SEC.